UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2017
DXP Enterprises, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 000-21513
Texas                                                          76-0509661
(State or other jurisdiction of incorporation or organization) (IRS Employer Identification No.)

7272 Pinemont, Houston, Texas 77040            (713) 996-4700
              (Address of principal executive offices)                                Registrant's telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

EXPLANATORY NOTE
This current report on Form 8-K/A (the "Amendment") amends the current report on Form 8-K dated June 19, 2017 filed by DXP Enterprises, Inc. (the "Company") with the U.S. Securities and Exchange Commission (the "Original Form 8-K"). The Original Form 8-K reported the final voting results of the Company's 2017 Annual Meeting of Shareholders held on June 19, 2017 (the "2017 Annual Meeting"). The sole purpose of this Amendment is to disclose the Company's decision regarding how frequently it will conduct future stockholder advisory votes to approve the compensation of the Company's named executive officers ("Say On Pay"). No other changes have been made to the Original Form 8-K.

Item 5.07	Submission of Matters to a Vote of Security Holders
As previously reported in the Original Form 8-K, in a non-binding advisory vote on the frequency of future Say On Pay votes held at the 2017 Annual Meeting, 10,940,075 shares of Common Stock voted for one year, 4,311 shares of Common Stock voted for two years, 2,573,818 shares of Common Stock voted for three years, 37,608 shares of Common Stock abstained, 500 shares of Series B Preferred Stock and Series A Preferred Stock voted for one year, no shares of Series B Preferred Stock or Series A Preferred Stock voted for two years, three years, or abstained. The Company has considered the outcome of this advisory vote and has determined, as was recommended with respect to this proposal by the Company's board of directors in the proxy statement for the 2017 Annual Meeting, that the Company will hold future Say On Pay votes on an annual basis until the occurrence of the next advisory vote on the frequency of Say On Pay votes. The next advisory vote regarding the frequency of Say On Pay votes is required to occur no later than the Company's 2023 Annual Meeting of Shareholders.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 29, 2017
DXP Enterprises, Inc.

By:/s/ Kent Yee
Kent Yee
Senior Vice President/Chief Financial Officer

By:/s/ Mac McConnell
Mac McConnell
Senior Vice President/Chief Accounting Officer